As filed with the Securities and Exchange Commission on January 26, 2016

Registration No. 333-13766

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

NORTH AMERICAN PALLADIUM LTD.

(Exact Name of Registrant as Specified in Its Charter)

Canada	Not Applicable
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1 University Avenue

Suite 402

Toronto, Ontario

Canada M5J 2P1

(Address of Registrant’s Principal Executive Offices)

North American Palladium Ltd. 1995 Corporate Stock Option Plan

(Full Title of Plan)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Riccardo Leofanti, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street, Suite 1750 Toronto, Ontario M5K 1J5 (416) 777-4700	Simon Romano Stikeman Elliott LLP 5300 Commerce Court West, 199 Bay Street Toronto, Ontario M5L 1B9 (416) 869-5506

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-13766) of North American Palladium Ltd. (the “Registrant”) initially filed with the Securities and Exchange Commission on July 31, 2001 (as amended, the “Registration Statement”), which registered the offer and sale of up to 500,000 of the Registrant’s common shares, no par value, to be issued to participants under the Registrant’s 1995 Corporate Stock Option Plan (the “Plan”). This Post-Effective Amendment No. 1 is being filed for the purpose of deregistering, as of the effective date of this Post-Effective Amendment No. 1, any remaining securities registered, but not sold, under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on January 26, 2016.

NORTH AMERICAN PALLADIUM LTD.

By:	/s/ Jim Gallagher
Name:	Jim Gallagher
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on January 26, 2016.

Signature	Title

/s/ Jim Gallagher Jim Gallagher	President and Chief Executive Officer

/s/ Timothy J. Hill Timothy J. Hill	Interim Chief Financial Officer

/s/ J. Peter Gordon J. Peter Gordon	Chairman, Director

/s/ David Nowak David Nowak	Director

/s/ John W. Jentz John W. Jentz	Director

/s/ Dean Chambers Dean Chambers	Director

/s/ Greg Fauquier Greg Fauquier	Director

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of New York on January 26, 2016.

CT CORPORATION SYSTEM (Authorized U.S. Representative)

By:	/s/ Ausha Arnold
Name: Ausha Arnold
Title: Asst. Secretary

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